Exhibit 23.1









                         Independent Auditors' Consent



The Board of Directors
TMS, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-65604) of TMS, Inc. of our report dated October 1, 2001, relating to the balance sheets of TMS, Inc. as of August 31, 2001 and 2000, and the related statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in the August 31, 2001, annual report on Form 10-K of TMS, Inc..



KPMG LLP


Oklahoma City, Oklahoma
November 26, 2001